Leigh J. Kremer, CPA
Certified Public Accountant
Member NJCPA, AICPA, PCAOB

Phone (732) 222-4422
Fax (732) 222-4322
LKremerCPA.com

27 Beach Road, Suite C0-5B
Monmouth Beach, NJ 07750
LeighKremer@verizon.net

December 6, 2017

John Arnone, President
American Cryostem Corporation
1 Meridian Road, Suite 5
Eatontown, NJ 07724

Effective December 6, 2017, my firm will cease our services as your accountants. I have reached this decision reluctantly and after substantial deliberation.

There were no disputes regarding accounting principles, auditing procedures or similar significant matters, nor is there any outstanding balance due for services rendered to American Cryostem Corporation as of the date of this letter.

Please be aware that you are required to file form 8-K with the SEC to inform the regulators of the change in circumstances.

I will cooperate with your new accountants. To facilitate that process, please provide a letter authorizing my firm to make disclosures to your new accountants. Without such a letter, the firm is ethically prohibited from communicating with others regarding your company's affairs.

Very truly yours,

Leigh J Kremer, CPA